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                                                                     EXHIBIT 4.4

CUSIP NO.: 375766 AL6                            PRINCIPAL AMOUNT:  $300,000,000

REGISTERED NO. 001

                              THE GILLETTE COMPANY

                           2.875% Senior Note due 2008

[X]      Check this box if the Note is a Global Note.
         Applicable if the Note is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary ("Depositary"), as requested by an authorized representative of the Depositary. This Note may not be exchanged in whole or in part for a security registered, and no transfer of this security in whole or in part may be registered, in the name of any person other than the Depositary or a nominee thereof, except in the limited circumstances described in the Indenture. Every security authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Note will be a Global Security subject to the foregoing, except in such limited circumstances.

ORIGINAL ISSUE DATE:        INTEREST RATE: 2.875% per    SINKING FUND: N/A
March 11, 2003              annum.
                                                         YIELD TO MATURITY: N/A
                            INTEREST PAYMENT DATES:
STATED MATURITY: March 15,  March 15 and September       DEPOSITARY: The
2008                        15 of each year, commencing  Depository Trust
                            September 15, 2003.          Company

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         THE GILLETTE COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount set forth on the face of this Note on the Stated Maturity set forth on the face of this Note, upon the presentation and surrender hereof at the principal corporate trust office of Bank One, N.A., or its successor in trust (the "Trustee") or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum equal to the Interest Rate set forth on the face of this Note from, and including, the Original Issue Date set forth on the face of this Note until the principal hereof is paid or duly made available for payment.

         Interest will be payable in arrears on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related "Regular Record Date", which is the first day (whether or not a Business
Day) of the calendar month in which the related Interest Payment Date occurs.

         Interest on this Note will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following paragraph, the amount of interest payable for any period shorter or longer than a full six-month period for which interest is computed will be computed on the basis of 30-day months, except that, during any partial month, interest will be computed on the basis of the actual number of days elapsed in such month.

         If any Interest Payment Date or the Stated Maturity would otherwise be a day that is not a Business Day, the payment required to be made on or at such Interest Payment Date or the Stated Maturity will be made on the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Stated Maturity to the date of such payment on the next succeeding Business Day, in each case with the same force and effect as if made on such date.

         Payment of the principal of and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, or during any time the Company shall fail to maintain such office or agency, the Corporate Trust Office of the Trustee (in either case, which shall constitute the Place of Payment under the Indenture), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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         IN WITNESS WHEREOF, THE GILLETTE COMPANY has caused this instrument to be duly executed.

Dated: March 11, 2003

TRUSTEE'S CERTIFICATE                      THE GILLETTE COMPANY
OF AUTHENTICATION

This is one of the Securities of the           /s/ Gail F. Sullivan
series designated therein referred         By: _________________________________
to in the within-mentioned                 Name:  Gail F. Sullivan
Indenture.                                 Title: Vice President and Treasurer

BANK ONE, N.A.,
As Trustee

                                           Attested to:
    /s/ Michael Pinzon                         /s/ William J. Mostyn, III
By: _________________________________      By: _________________________________
         Authorized Officer                Name:  William J. Mostyn, III
                                           Title: Corporate Secretary

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                                (REVERSE OF NOTE)

                              THE GILLETTE COMPANY

                           2.875% Senior Note due 2008

         This Note is one of a duly authorized series of debt securities (herein called, the "Securities") of the Company, issued and to be issued under an Indenture dated as of April 11, 2002, as amended and supplemented by the Fourth Supplemental Indenture, dated as of November 8, 2002 and the Fifth Supplemental Indenture, dated as of March 11, 2003 (as such has been or shall be amended or supplemented, the "Indenture"), between the Company and Bank One, N.A., as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Securities of the series designated as "2.875% Senior Notes due 2008" (herein called the "Notes").

                         NO REDEMPTION; NO SINKING FUND

         The Notes will not be subject to redemption prior to the Stated Maturity. The Notes are not entitled to the benefit of any sinking fund or analogous provision.

                              TRANSFER OR EXCHANGE

         As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes and of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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         Prior to due presentment of this Note for registration of transfer, the
Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                OTHER PROVISIONS

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of this Note may be declared, or shall become, due and payable in the manner and with the effect provided in the Indenture.

         Subject to the conditions of Article 13 of the Indenture, the Notes shall be defeasible pursuant to Section 1302 of the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. For certain purposes, and with certain exceptions, set forth in the Indenture, the Company and the Trustee may amend the Indenture or the Notes without the consent of any Holders of the Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of The State of New York.

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                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM              -- as tenants in common
  TEN ENT              -- as tenants by the entireties
  JT TEN               -- as joint tenants with right of survivorship and not as
                             tenants in common
  CUST                 -- as Custodian
  U/G/M/A              -- Uniform Gift to Minors Act

         Additional abbreviations may also be used though not in the above list.

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                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

-----------------------------------------------

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________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

the within Security of THE GILLETTE COMPANY and does hereby irrevocably constitute and appoint __________________________________________________

attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: ______________________        ____________________________________

                                     ____________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

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